Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-215833) of our report dated February 21, 2018, relating to the consolidated financial statements and financial statement schedule of Vectren Corporation and subsidiary companies, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Indianapolis, Indiana

September 24, 2018